UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2009 (June 3, 2009)
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH  44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 3, 2009, First Place Financial Corp. (Company) held a special meeting of its shareholders.  At the special meeting, shareholders approved the issuance of 3,670,822 shares of the Company’s common stock upon the exercise of the Amended and Restated Warrant (Warrant) executed and delivered to the U.S. Department of the Treasury on April 3, 2009.  A copy of the Warrant was filed on Form 8-K/A with the Securities and Exchange Commission on April 6, 2009 and is incorporated herein by reference.  Voting in favor of the proposal were 10,362,787 shares or 95.2% of the votes cast and voting against the proposal were 521,457 shares or 4.8% of the votes cast with abstentions of 98,925 shares or less than 0.1% of the votes cast.

The shareholders also approved a proposal to adjourn the special meeting to a later date, if necessary, to permit further solicitation of proxies for the first proposal.

Item 9.01  Financial statements and exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release dated June 4, 2009 announcing shareholder approval of the issuance of 3,670,822 shares of the Company’s common stock upon the exercise of the Amended and Restated Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: June 4, 2009	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 4, 2009 announcing shareholder approval of the issuance of 3,670,822 shares of the Company’s common stock upon the exercise of the Amended and Restated Warrant.